STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
FORM S-8
EXHIBIT INDEX
Hayes Lemmerz International, Inc.
Opinion of Patrick B. Carey
Consent of KPMG LLP

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3384636 (I.R.S. Employers Identification No.)

15300 Centennial Drive, Northville, Michigan (Address of Principal Executive Offices)	48167 (Zip Code)

HAYES LEMMERZ INTERNATIONAL, INC.
1996 STOCK OPTION PLAN
(F/K/A HAYES WHEELS INTERNATIONAL, INC.
1996 STOCK OPTION PLAN)
(Full Title of the Plan)

Patrick B. Carey
General Counsel and Secretary
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167
(Name and address of agent for service)

(734) 737-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Proposed Maximum	Amount of
to be Registered	Registered (1)	Share (2)	Offering Price	Registration Fee

Common Stock, $.01 par value	500,000 shares	$7.22	$3,610,000	$953.04

1.	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1996 Stock Option Plan.

2.	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee based on the average of the high and low prices of Hayes Lemmerz International, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on December 11, 2000.

STATEMENT PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

      The purpose of this Registration Statement is to register 500,000 additional shares of Common Stock 0.01 par value per share (“Common Stock”), of Hayes Lemmerz International, Inc. (the “Company”) in connection with the Hayes Lemmerz International, Inc. 1996 Stock Option Plan, as amended (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-39427), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

      The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of December, 2000.

HAYES LEMMERZ INTERNATIONAL, INC.

By:/s/ William D. Shovers
William D. Shovers Vice President—Finance

      Each person whose signature appears below hereby authorizes Patrick B. Carey and Patrick C. Cauley, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ranko Cucuz Ranko Cucuz	Chairman of the Board of Directors, Chief Executive Officer and Director	December 13, 2000

/s/ William D. Shovers William D. Shovers	Vice President—Finance, Chief Financial Officer and Chief Accounting Officer	December 13, 2000

/s/ Cleveland A. Christophe Cleveland A. Christophe	Director	December 13, 2000

/s/ Anthony Grillo Anthony Grillo	Director	December 13, 2000

/s/ Andrew R. Heyer Andrew R. Heyer	Director	December 13, 2000

/s/ Horst Kukwa-Lemmerz Horst Kukwa-Lemmerz	Director	December 13, 2000

/s/ Paul S. Levy Paul S. Levy	Director	December 13, 2000

/s/ Jeffrey Lightcap Jeffrey Lightcap	Director	December 13, 2000

/s/ Weinand Meilicke Weinand Meilicke	Director	December 13, 2000

/s/ John S. Rodewig John S. Rodewig	Director	December 13, 2000

/s/ Ray H. Witt Ray H. Witt	Director	December 13, 2000

/s/ David Ying David Ying	Director	December 13, 2000

FORM S-8
EXHIBIT INDEX

4.13	Hayes Lemmerz International, Inc. 1996 Stock Option Plan, as amended

5.2	Opinion of Patrick B. Carey

23	Consent of KPMG LLP.

24.2	Powers of Attorney (included on the signature page hereof)

4